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                                                                   EXHIBIT 10.11


March 6, 1998


Mr. Selby F. Little, III
Chief Financial Officer
HydroChem Industrial Services, Inc.
6210 Rothway
Houston, TX 77040

Re: Credit Agreement dated as of December 31, 1997 ("Agreement") among HydroChem Industrial Services, Inc. ("Borrower") and NationsBank of Texas, N.A. (as "Agent" and "Bank")

Dear Mr. Little:

This letter agreement ("Letter Agreement") references the Agreement defined above. Any capitalized terms used herein shall have the same meanings assigned to them in the Agreement unless otherwise defined herein.

It is agreed that (i) the cash dividend of $8,539,668.40 paid in August of 1997 to HydroChem Holding, Inc., (ii) the principal payments of $68,325,000 made to Heller Financial, Inc. and World Subordinated Debt Partners, L.P. during 1997, and (iii) the deferred financing costs, prepayments premiums and breakage fees amounting to $3,777,942 incurred as a result of the debt restructuring in August of 1997 shall be excluded from the calculation of Section 5.5(c).

Additionally, in your letter dated January 14, 1998, (the "Vacuum Truck Letter") you described the Borrower's plan to invest approximately $5 million to purchase vacuum trucks. It is also agreed that, for the purpose of calculating Capital Expenditures, the Borrower may exclude the lesser of (i) $5,000,000 and (ii) the actual expenditures made during 1998 which are described in the Vacuum Truck Letter and detailed in an attachment to the Borrowing Base and Compliance Certificate as incurred.

Further, it is agreed that the fee described in Section 2.3(d) is duplicative and should be deleted. As described in Section 2.3(a), the remaining balance of the Facility Fee ($60,000) is due and payable on or before March 31, 1998.

Further, it is agreed that, in the definition of Eligible Accounts, accounts receivable due from foreign Persons approved by the Agent may be considered Eligible Accounts without support by a letter of credit. To obtain approval, the names and pertinent credit information about such foreign Persons may be submitted to the Agent as an attachment to the Borrowing Base and Compliance Certificate.
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Except as specifically described herein, the Agreement and the other Credit
Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Bank's rights under the Credit Documents as amended, including the waiver of any Default, however denominated. The Borrower must continue to comply with the terms of the Credit Documents, as amended.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         EXECUTED as of the date first above written.

                                  BORROWER:

                                  HYDROCHEM INDUSTRIAL SERVICES, INC.

                                  By:  /s/ Selby F. Little
                                       --------------------------------------
                                  Name:   Selby F. Little
                                       --------------------------------------
                                  Title:  Executive Vice President and Chief
                                             financial Officer

                                  AGENT:

                                  NATIONSBANK OF TEXAS, N.A., as Agent

                                  By: /s/ William T. Griffin
                                      ---------------------------------------
                                          William T. Griffin
                                          Vice President

                                  BANKS:

                                  NATIONSBANK OF TEXAS, N.A.

                                  By: /s/ William T. Griffin
                                      ---------------------------------------
                                          William T. Griffin
                                          Vice President